UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

PIONEER MUNICIPAL AND EQUITY INCOME TRUST
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ARTHUR D. LIPSON
SCOTT FRANZBLAU
ROBERT FERGUSON
RICHARD RAPPAPORT
WILLIAM J. ROBERTS
GARY G. SCHLARBAUM
MATTHEW S. CROUSE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of four nominees as trustees at the 2008 annual meeting of stockholders (the “Annual Meeting”) of Pioneer Municipal and Equity Income Trust.  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On April 17, 2008, Western Investment issued the following press release:

PRESS RELEASE

WESTERN INVESTMENT CALLS FOR PIONEER MUNICIPAL AND EQUITY INCOME TRUST (NYSE:PBF) TO ANNOUNCE ITS ANNUAL MEETING DATE

New York, NY – April 17, 2008 – Western Investment LLC (“Western Investment”) issued a statement today calling for Pioneer Municipal and Equity Income Trust (NYSE:PBF) to announce the date of the Fund’s 2008 Annual Meeting.  Western Investment, along with certain of its affiliates, is a long-term stockholder with over a 9% ownership in the Fund.

Art Lipson, the managing member of Western Investment and a Trustee of PBF stated, “Last year the Fund filed its initial proxy materials on April 2, however, it is now the middle of April and stockholders of the Fund have not heard anything regarding the 2008 annual meeting.  I call on the other board members to promptly act together with myself and Robert Ferguson to set and announce the date for the 2008 annual meeting.  As significant stockholders, we are growing concerned with the Fund’s silence about this year’s annual meeting.  Western Investment has nominated a slate of trustee nominees for election at the 2008 annual meeting because we believe that there are necessary steps to be taken to increase the value of stockholders’ investment in the Fund and we believe our nominees have the credentials to ensure this happens.  We believe that as a public company PBF should promptly take all necessary action to set and announce the 2008 annual meeting and to assure all stockholders that their right to elect directors will not be delayed.”

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2008 annual meeting of stockholders of Pioneer Municipal and Equity Income Trust (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE FUND TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The Participants in the proxy solicitation are Western Investment, Western Investment Hedged Partners L.P. (“WIHP”), Arthur D. Lipson, Western Investment Activism Partners LLC (“WIAP”), Western Investment Total Return Partners L.P. (“WITRP”), Western Investment Total Return Fund Ltd. (“WITRL” and together with Western Investment, Mr. Lipson, WIHP, WIAP and WITRP, the “Western Entities”), Benchmark Plus Institutional Partners, L.L.C. (“BPIP”), Benchmark Plus Partners, L.L.C. (“BPP”), Benchmark Plus Management, L.L.C. (“BPM”), Scott Franzblau, Robert Ferguson (together with BPIP, BPP, BPM and Mr. Franzblau, the “Benchmark Entities”), Richard Rappaport, William J. Roberts, Gary G. Schlarbaum and Matthew S. Crouse (collectively the “Participants”).

As of April 17, 2008, WIHP, WIAP, WITRL and WITRP beneficially owned 819,639, 837,802, 6,970 and 6,430 Shares, respectively, representing approximately 2.9%, 2.9%, less than 1% and less than 1%, respectively, of the Shares outstanding.  As the managing member of WIAP, investment manager of WITRL and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 1,670,841 Shares owned in the aggregate by WIHP, WIAP, WITRL and WITRP, constituting approximately 5.8% of the Shares outstanding, in addition to the approximately 1,066 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the approximately 1,671,907 Shares beneficially owned by Western Investment, constituting approximately 5.8% of the Shares outstanding.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Western Entities may be deemed to beneficially own the 1,164,960 Shares owned by the other Participants.  The Western Entities disclaim beneficial ownership of such Shares.

As of April 17, 2008, BPIP and BPP beneficially owned 650,560 and 514,400 Shares, respectively, constituting 2.3% and 1.8%, respectively, of the Shares outstanding.  As the managing member of BPIP and BPP, BPM may be deemed to beneficially own the 1,164,960 Shares owned in the aggregate by BPIP and BPP, constituting approximately 4.1% of the Shares outstanding.  As managing members of BPM, Messrs. Franzblau and Ferguson may be deemed to beneficially own the 1,164,960 Shares beneficially owned by BPM.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Benchmark Entities may be deemed to beneficially own the approximately 1,671,907 Shares owned by the other Participants.  The Benchmark Entities disclaim beneficial ownership of such Shares.

None of Messrs. Rappaport, Roberts, Schlarbaum or Crouse directly owns any Shares.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Rappaport, Roberts, Schlarbaum and Crouse is deemed to beneficially own the approximately 2,836,867 Shares beneficially owned in the aggregate by the other Participants.  Each of Messrs. Rappaport, Roberts, Schlarbaum and Crouse disclaims beneficial ownership of such Shares.

Contact: Mike Brinn

Innisfree M&A Incorporated

212-750-8253

Source: Western Investment LLC